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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2001

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7700 SW Mohawk
Tualatin, Oregon 97062
(503) 612-6700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Item 2.  Acquisition or Disposition of Assets

    Pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") dated as of December 13, 2000, among Pixelworks, Inc., an Oregon corporation ("Pixelworks"), Panther Acquisition, Inc., a California corporation ("MergerSub"), Panstera, Inc., a California corporation ("Panstera"), and certain shareholders of Panstera, MergerSub was merged with and into Panstera (the "Merger") effective as of January 30, 2001 (the "Effective Time"). As a result of the Merger, Panstera became a wholly-owned subsidiary of Pixelworks.

    At the Effective Time, the shares of capital stock of Panstera outstanding immediately prior to the Effective Time were converted into and exchanged for a total of 3,722,945 shares of Pixelworks common stock (including 744,585 shares of Pixelworks common stock to be held in escrow until January 30, 2002 to secure the indemnification obligations of the stockholders of Panstera). In addition, at the Effective Time, all options to purchase Panstera common stock that were outstanding immediately prior to the Effective Time were replaced with options to purchase shares of Pixelworks' common stock. A total of 777,042 shares of Pixelworks common stock are issuable upon the exercise of the stock options issued by Pixelworks in the Merger.

    The amount of the consideration paid in the Merger was determined through arms-length negotiations between Pixelworks and representatives of the stockholders of Panstera. Prior to the date of the Merger Agreement, no material relationship existed between Pixelworks and Panstera or any of its affiliates, any director or officer of Pixelworks, or any associate of any such director or officer.

    It is expected that the acquisition of Panstera will constitute a tax-free reorganization for federal income tax purposes. The transaction is expected to be accounted for as a purchase transaction.

    In connection with the Merger, Pixelworks, Panstera and the stockholders of Panstera entered into a Shareholders Agreement which provides that Pixelworks must file a shelf registration statement on Form S-3 under the Securities Act of 1933 with respect to the Pixelworks common stock issued in the Merger, and must maintain such registration statement in effect until January 30, 2002.

    Panstera designs and develops complete systems-on-a-chip solutions that enable the visual display of broadband content. Panstera's technology interprets and optimizes video, computer graphics, and visual Web information for display on a wide variety of devices. Pixelworks intends to continue the existing business of Panstera.

Item 7.  Financial Statements and Exhibits

  (a)
  Financial Statements of Business Acquired.

    It is impracticable to provide the financial statements required under this Item as of the date this Current Report on Form 8-K must be filed. The required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K must be filed.

  (b)
  Pro Forma Financial Information.

    It is impracticable to provide the pro forma financial information required under this Item as of the date this Current Report on Form 8-K must be filed. The required pro forma financial information will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K must be filed.

  (c)
  Exhibits

Number	Description
2.1	Agreement and Plan of Merger dated as of December 13, 2000 among Pixelworks, Inc., Panther Acquisition, Inc., Panstera, Inc. and those certain shareholders of Panstera, Inc. signatories thereto.
2.2	Amendment to Agreement and Plan of Merger dated as of January 26, 2001 among Pixelworks, Inc., Panther Acquisition, Inc. and Panstera, Inc.
10.1	Shareholders Agreement dated as of January 15, 2001 among Pixelworks, Inc., Panstera, Inc., and the shareholders of Panstera, Inc.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIXELWORKS, INC.
Date: February 13, 2001	/s/ JEFFREY B. BOUCHARD Jeffrey B. Bouchard Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

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  Item 2. Acquisition or Disposition of Assets
  Item 7. Financial Statements and Exhibits
SIGNATURES